                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                                      LEASE

                                     Between

                         STANDARD MANAGEMENT CORPORATION

                                    Landlord,

                                       and

                   STANDARD LIFE INSURANCE COMPANY OF INDIANA,

                                     Tenant,

                             Dated: As June 8, 2005

                                    Premises:

                          10689 N. Pennsylvania Street
                           Indianapolis, Indiana 46280

                                TABLE OF CONTENTS

Business Terms

ARTICLE 1.        Certain Other Definitions.....................................................         3
ARTICLE 2.        Term; Commencement Date; Access...............................................         5
ARTICLE 3.        Fixed Rent....................................................................         5
ARTICLE 4.        HVAC; Building Systems........................................................         6
ARTICLE 5.        Use...........................................................................         7
ARTICLE 6.        Compliance with Laws and Insurance Requirements...............................         7
ARTICLE 7.        Alterations and Installations.................................................         7
ARTICLE 8.        Fixtures and Equipment; Tenant's Property.....................................         8
ARTICLE 9.        Maintenance; Repairs..........................................................         9
ARTICLE 10.       Required Insurance............................................................         9
ARTICLE 11.       Damage; Restoration...........................................................        10
ARTICLE 12.       Condemnation..................................................................        11
ARTICLE 13.       Public Areas; Conference Rooms; Parking Lot...................................        11
ARTICLE 14.       Signs.........................................................................        12
ARTICLE 15.       Landlord's Access to Premises; Related Matters................................        12
ARTICLE 16.       Subordination: Estoppel Certificate; Attornment...............................        12
ARTICLE 17.       Surrender of Premises.........................................................        13
ARTICLE 18.       Assignment, Mortgaging, Subletting, etc.......................................        14
ARTICLE 19.       Quiet Enjoyment...............................................................        14
ARTICLE 20.       Real Estate Brokers...........................................................        14
ARTICLE 21.       Adjacent Excavation; Shoring; Construction....................................        14
ARTICLE 22.       Defaults; Conditional Limitations; Remedies...................................        15
ARTICLE 23.       Indemnification...............................................................        17
ARTICLE 24.       Notices.......................................................................        18
ARTICLE 25.       No Waivers....................................................................        18
ARTICLE 26.       No Representations by Landlord; Landlord's Interest; Transferee Landlords.....        18
ARTICLE 27.       Consent to Jurisdiction.......................................................        18
ARTICLE 28.       Termination of Current Lease..................................................        19
ARTICLE 29.       Miscellaneous.................................................................        19

Exhibit A         Land
Exhibit B         Cleaning Specifications
Exhibit C         Building Rules

                                      INDEX

Defined Term                                                                       Article / Section
------------                                                                       -----------------
Additional Rent.................................................................                3.3
Alteration(s)...................................................................                1.1
Building........................................................................            Heading
Building Rules..................................................................               13.1
Building Systems................................................................                1.1
Business Day....................................................................                1.1
Business Hours..................................................................                1.1
City............................................................................                1.1
Commencement Date...............................................................     Business Terms
Condemnation....................................................................                1.1
Conference Rooms................................................................               13.3
Control.........................................................................                1.1
Damage..........................................................................                1.1
Deficiency......................................................................               22.4
Employee........................................................................                1.1
Encumbrance.....................................................................                1.1
Estoppel Certificate............................................................               16.3
Expiration Date.................................................................     Business Terms
Extra Water.....................................................................                4.5
Fees-And-Costs..................................................................                1.1
Fixed Rent......................................................................     Business Terms
Government Entity...............................................................                1.1
Hazardous Materials.............................................................                1.1
HVAC............................................................................                1.1
Indemnitees.....................................................................                1.1
Insurance Policy................................................................               10.3
Insurance Requirement...........................................................                1.1
Interest Rate...................................................................                1.1
Land............................................................................            Heading
Landlord........................................................................            Heading
Landlord's Account..............................................................     Business Terms
Landlord's Affiliates...........................................................                1.1
Law(s)..........................................................................                1.1
Lease...........................................................................            Heading
Lease Year......................................................................                1.1
Legal Proceeding................................................................                1.1
Liability Limit.................................................................     Business Terms
Lien............................................................................                1.1
New Landlord....................................................................               16.2
Non-Structural Alterations......................................................                1.1
Notice Addresses................................................................     Business Terms
Overtime Hours..................................................................                1.1
Parking Lot.....................................................................                1.1
Permitted Use...................................................................     Business Terms
Person..........................................................................                1.1
Premises........................................................................            Heading
Project.........................................................................                1.1
Public Areas....................................................................                1.1
Rent(s).........................................................................                1.1
Rent Payment Address............................................................      Business Terms
Required Insurance..............................................................          1.1, 10.1
Restoration.....................................................................                1.1
Senior Encumbrance..............................................................                1.1
State...........................................................................                1.1

Telephone Room..................................................................                2.2
Tenant..........................................................................            Heading
Term............................................................................     Business Terms
Termination Notice..............................................................               22.2
Utilities.......................................................................                1.1

            LEASE (this "Lease") made as of this 8th day of June, 2005 between STANDARD MANAGEMENT CORPORATION, an Indiana corporation having an address at 10689 N. Pennsylvania Street, Indianapolis, Indiana 46280, ("Landlord") and STANDARD LIFE INSURANCE COMPANY OF INDIANA, an Indiana life insurance company having an address c/o Capital Prospects, LLC, 100 Mallard Creek Road, Suite 197, Louisville, Kentucky 40207 ("Tenant").

                             INTRODUCTORY STATEMENT

            Landlord is the owner of the building (the "Building") located at 10689 N. Pennsylvania Street, Indianapolis, Indiana 46280 (the "Land"). Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant, the first floor computer room and the entire second floor in the Building (the "Premises") as shown cross-hatched on Exhibit A hereto, upon the terms, covenants, conditions and provisions set forth below.

            This Lease consists of three parts:

                  1.    Business Terms

                  2.    General Lease Provisions

                  3.    Exhibits and Riders

                  NOW, THEREFORE, in consideration of the rents and agreements set forth herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

                                 BUSINESS TERMS

The following "Business Terms" shall have the following meanings in this Lease:

"Commencement Date":       The date hereof.

"Expiration Date":         The last day of the third Lease Year after the
                           Commencement Date.

"Fixed Rent":              $480,000 per year, payable in equal monthly
                           installments of $40,000, from the Commencement Date through the end of the Third Lease Year.

"Term": The term of this Lease of three (3) years, commencing at 12:00 a.m. on the Commencement Date and expiring at 11:59 p.m. on the Expiration Date (or on such earlier date as this Lease may otherwise terminate in accordance with its terms, covenants, conditions, and provisions).

"Permitted Use":           Executive, general, and administrative offices and
                           related and ancillary uses for Tenant and Dixie
                           National Life Insurance Company.

"Liability Limit":         Three million dollars ($3,000,000).

"Notice Addresses":

                  (a)   for Tenant:

                              Standard Life Insurance Company of Indiana
                              c/o Capital Prospects, LLC
                              100 Mallard Creek Road, Suite 197
                              Louisville, Kentucky  40207
                              Attention:  Mr. Bob Scott

                  (b)   for Landlord:

                              Standard Management Corporation
                              10689 N. Pennsylvania Street
                              Indianapolis, Indiana 46280
                              Attention:  Steve Coons, Esq.

"Rent Payment Address":       Standard Management Corporation
                              10689 N. Pennsylvania Street
                              Indianapolis, Indiana 46280
                              Attention:  Michael B. Berry

                            General Lease Provisions

ARTICLE 1. Certain Other Definitions.

1.1. The following words and phrases shall have the following meanings wherever used in this Lease:

      "Alteration" means any and every alteration, addition, construction, improvement, or modification of or to the Premises and/or any and every installation in the Premises (including all fixtures, panelling, partitions, railings, wall coverings, and all electrical, mechanical, plumbing, heating, ventilating and air conditioning installations affixed or attached to the Premises).

      "Building Systems" means the plumbing, heating, ventilating, air conditioning, elevator, wiring, and electrical systems, installations, and facilities of the Building.

      "Business Day" means any day other than Saturday, Sunday or national holidays.

      "Business Hours" means 8 a.m. to 6 p.m. on Business Days.

      "City" means the municipality in which the Premises are located.

      "Condemnation" (or to "Condemn") means any and every taking (whether temporary or permanent) for any public or quasi-public purpose, by any Government Entity by exercise of condemnation or eminent domain (or any transfer or conveyance by agreement in lieu thereof).

      "Control" (or, in context, "Controlling" or "Controlled by") means the ownership of more than fifty per cent (50%) of the common stock of a corporation or of the beneficial ownership of an unincorporated enterprise.

      "Damage" means any and all damage or destruction resulting from fire or other casualty.

      "Employee" means an officer, director, employee, partner, agent, contractor, subcontractor, or representative.

      "Encumbrance" means any and every lease, security interest, charge, covenant, restriction, lien, mortgage, or other encumbrance of any kind whatsoever.

      "Fees-And-Costs" means documented actual and reasonable fees and expenses of attorneys, accountants, architects, engineers, expert witnesses, contractors, consultants and other Persons and costs of transcripts, printing of briefs and records, copying, and other reimbursable expenses charged by any of the foregoing.

      "Government Entity" means the United States, the State, the City, and any and every other agency, department, commission, rule-making body, bureau, instrumentality and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, now or hereafter having jurisdiction over the Premises, the Land, the Building, and/or the use, occupancy, possession, operation and/or maintenance of the Premises, the Land and/or the Building.

      "Hazardous Materials" means any materials, substances, fluids, chemicals, gases, or other compounds the presence, use, storage, emission, drainage, leakage, effusion, modification, or disposition of which is prohibited by law or subject by law to specific procedures, controls, or restrictions, or which are otherwise deemed toxic, poisonous, or unsafe. However, "Hazardous Materials" shall not include minor quantities of substances which are used legally in the ordinary course of a business use for office purposes.

      "HVAC" means the heating, ventilating, and air conditioning equipment servicing the Premises, whether located within the Premises, on the roof of the Premises, or otherwise outside of the Premises.

      "Indemnitees" means Landlord, Landlord's Affiliates, and each holder of a Senior Encumbrance.

      "Insurance Requirement" means any rule, regulation, code, or other requirement issued by any fire insurance rating bureau or any body having similar functions and/or any insurance company which has issued a policy of insurance covering the Premises, the Land and/or the Building, as in effect from the date of this Lease through the Expiration Date.

      "Interest Rate" means a rate per annum equal to the lesser of (a) 4% above the so-called "prime rate" published in the New York City edition of The Wall Street Journal from time to time (or, if such rate shall cease to be published, any similar rate which is publicly announced from time to time by any bank in New York City having total assets in excess of $500 million designated by Landlord in writing); or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay in the State on the applicable obligation.

      "Landlord" means only the owner (or mortgagee in possession) of the Building for the time being.

      "Landlord's Affiliates" means (i) any corporation Controlling Landlord and any parent corporation Controlling the same (whether directly or indirectly);
(ii) any corporation Controlled by Landlord and any corporation Controlled by the same (whether directly or indirectly); (iii) any Person which acquires substantially all of the assets of Landlord or any corporation into which Landlord may be merged or with which Landlord may be consolidated; and (iv) all Employees of Landlord and of every corporation referred to in (i), (ii) and (iii) above.

      "Law" or "Laws" means each and every law, rule, regulation, order, ordinance, statute, requirement, code, or executive mandate of any kind whatsoever, present or future, issued by any Government Entity applicable to or affecting the Premises, the Land, the Building, and/or the use, occupancy, possession, operation, and/or maintenance of the Premises, the Land and/or the Building.

      "Lease Year" means a period of twelve (12) consecutive months during the Lease Term commencing on the Commencement Date; and "Partial Lease Year" means that portion of the Lease Term occurring after the Commencement Date and ending prior to the commencement of the first full Lease Year or occurring after the end of the last full Lease Year and through the Expiration Date (or any earlier date on which this Lease may otherwise terminate in accordance with its terms, covenants, conditions, and provisions).

      "Legal Proceeding" means every action, litigation, summary proceeding, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever.

      "Lien" means any and every lien of any kind whatsoever for the furnishing (or alleged furnishing) of (or on account of) labor, materials, services, facilities, or any other things whatsoever.

      "Non-Structural Alterations" means painting, wallpapering, the installation of carpeting, bookcases, shelves, partitions, non-load bearing walls, paneling, furniture or moveable fixtures, or the hanging of pictures or other decorative items which can be removed without permanent damage to the applicable surface, or computer/telecommunications wiring or re-wiring within the Premises which does not affect Building Systems.

      "Overtime Hours" means hours other than Business Hours.

      "Parking Lot" means the parking lot on the Land adjacent to the Building and owned by Landlord and designated by Landlord for common use by tenants and occupants of the Building and their invitees.

      "Person" means an individual person, corporation, partnership, trust, joint venture, proprietorship, estate or other incorporated or unincorporated enterprise, entity, Government Entity, or organization of any kind whatsoever.

      "Project" means the Building and all Public Areas.

      "Public Areas" means those areas of the Building which are not leased to tenants and which are available for common use of tenants, occupants, and their invitees, including (if any), lobby, loading docks and areas, delivery areas, elevators (including freight elevators), escalators, hallways, pedestrian sidewalks, landscaped areas, stairways, lights and lighting facilities, sanitary systems restrooms, Utility installations, the Parking Lot and facilities, cafe/cafeteria and exterior courtyard adjacent thereto, and other areas and improvements provided by Landlord for common use or benefit.

      "Rent" or "Rents" means, collectively, Fixed Rent and Additional Rent.

      "Required Insurance" means the insurance coverage required to be provided by Tenant under Article 10.

      "Restoration" (or "Restore") means and includes any and all repairs, additions, restorations, rebuilding, construction, alterations, improvements and replacements of every kind (whether structural or otherwise).

      "Senior Encumbrance" means: (a) any and every mortgage now a lien, or hereafter becoming a lien, upon the Land or the Building; and (b) any lease presently or hereafter in effect between Landlord, as lessee or tenant, and any owner of the Land or the Building, which covers or includes the Premises.

      "State" means the State of Indiana.

      "Utilities" means gas, water (including water for domestic uses and fire protection), sewer, electricity, light, heat, power, telephone, and telecommunications, data transmission, water filtration service, other utilities of every kind.

      Certain other words and phrases are defined elsewhere in this Lease and/or the Exhibits hereto.

1.2.  Wherever used in this Lease,

      (a) the words "include" or "including" shall be construed as incorporating "but not limited to" or "without limitation";

      (b) the phrase "at Tenant's expense" means at the sole and exclusive expense of Tenant, who shall be responsible for all costs involved in, or associated with, the applicable matter; and

      (c) the phrase "in Landlord's judgment" means in Landlord's sole and exclusive discretion and judgment.

1.3. Wherever this Lease imposes any obligation upon Tenant, or provides that Tenant shall be responsible for any action or matter, this Lease shall be construed to mean that Tenant shall perform or undertake the matter at Tenant's expense, unless expressly specified otherwise.

ARTICLE 2. Term; Commencement Date; Access.

2.1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Term.

2.2. Landlord hereby grants Tenant (and its employees and contractors) a non-exclusive license for the Term to use the telephone switch room located on the first floor of the Building (the "Telephone Room") for maintenance of Tenant's telephone switch(es) and related equipment.

2.3. Tenant shall have access to the Premises and the Telephone Room 24 hours per day, seven days per week.

2.4. Landlord shall provide Tenant's officers and employees with a key, card key, access code or other type of access to the Building, the Premises, the computer room and the Telephone Room and shall maintain such access system in good repair. Landlord shall program the elevator to restrict access to the second floor of the Building to officers and employees of Tenant and other authorized persons designated by Tenant who are holders of card keys which are programmed to provide access to the Premises. Landlord shall also provide a receptionist in the lobby of the Building during Business Hours to receive and direct Tenant's guests and shall use reasonable efforts to restrict access to the second floor of the Building as directed by Tenant. Landlord shall not grant access to the Premises to other tenants or occupants of the Building (other than Building maintenance and management personnel).

ARTICLE 3. Fixed Rent.

3.1. Tenant agrees to pay Fixed Rent to Landlord, without notice or demand, in equal monthly installments in advance on the first day of each and every calendar month during the Term. Tenant shall pay the first monthly installment of Fixed Rent upon execution of this Lease.

3.2. If the Commencement Date falls on any day other than the first day of a calendar month, the installment of Fixed Rent for such calendar month shall be prorated on a per diem basis (and Tenant shall pay such pro-rated installment on the Commencement Date).

3.3. Tenant agrees to pay as additional rent ("Additional Rent") all sums of money, costs, expenses, charges, interest, or fees of every kind or amount whatsoever, other than Fixed Rent, which Tenant has assumed or agreed to pay to Landlord, or which otherwise may become due and payable by Tenant, under this Lease. Additional Rent shall not include, and Tenant shall not be responsible for, any payments on account of real estate taxes or operating expenses for the Building. Unless otherwise specified, Tenant shall pay all Additional Rent within ten (10) days after Landlord's demand. Landlord shall have the same rights (and remedies) under this Lease for Tenant's failure to pay any Additional Rent as for Tenant's failure to pay Fixed Rent.

3.4. Tenant shall pay Fixed Rent and all Additional Rent in lawful money of the United States by unendorsed check payable to Landlord drawn on a bank located within the continental United States.

3.5. Tenant shall pay Fixed Rent and all Additional Rent to Landlord at the Rent Payment Address or at such other place as Landlord may designate by notice to Tenant from time to time.

3.6. Tenant shall pay all Fixed Rent and Additional Rent promptly when due and payable, without notice or demand, and without offset, deduction, credit, abatement, or counterclaim of any kind or for any reason whatsoever unless, however, specifically permitted elsewhere in this Lease.

3.7. If Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent for more than ten (10) days after the same is due, Tenant shall pay, with the delinquent sum, (a) a late charge equal to 5% of such delinquent installment and (b) interest thereon at the Interest Rate from the date when due through the date of payment.

3.8. If Tenant fails to make any payment required by this Lease (other than Fixed Rent), or if Tenant fails to keep or perform any other term, covenant, condition or provision of this Lease, or if this Lease provides in any case that Landlord may take certain actions at Tenant's expense, Landlord may (at Landlord's election) make any such payment and/or take such action as Landlord deems necessary or desirable (in Landlord's judgment) to perform and fulfill such term, covenant, condition or provision. In any such event, Tenant agrees to reimburse Landlord, upon demand, for any such payment, and/or for all amounts so paid or incurred by Landlord (including all Fees-And-Costs), together with interest on each such amount at the Interest Rate from the date of Landlord's demand.

3.9. If any Fixed Rent or any Additional Rent shall be or become uncollectible by virtue of any Laws, Tenant shall enter into such agreement or agreements and take such other action as Landlord may request to permit Landlord to collect the maximum Fixed Rent and Additional Rent which may, from time to time during the continuance of such restriction, be legally permissible (but not in excess of the amounts due under this Lease). Upon the termination of such restriction,
(a) Fixed Rent and Additional Rent shall become payable in accordance with the terms of this Lease and (b) Tenant shall pay Landlord, if legally permissible, an amount equal to the Fixed Rent and Additional Rent which would have been payable hereunder but for the restriction, less the amounts paid by Tenant to Landlord during the period that such rent restriction was in effect.

ARTICLE 4. HVAC; Building Systems.

4.1. Landlord shall provide, maintain and repair the Building Systems.

4.2. Landlord shall furnish HVAC to the Premises during Business Hours via the Building Systems. At Tenant's request, Landlord shall furnish HVAC to the Premises during Overtime Hours, at no additional cost to Tenant, provided Tenant requests such service before 3:00 p.m. on the day for which service is requested (or by 3:00 p.m. on the preceding Business Day if service is requested for a day other than a Business Day).

4.3. Landlord shall provide passenger elevator service to the Premises on Business Days during Business Hours. Landlord shall have one passenger elevator subject to call at other times. Elevator service shall be on a non-exclusive basis and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems.

4.4. There shall be one freight elevator on call on a "first come", "first served" basis during Business Hours and Overtime Hours, at no additional cost to Tenant, subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems and further subject to the Building Rules and Regulations.

4.5. Landlord shall furnish water to the Premises for ordinary lavatory, drinking, pantry and space cleaning purposes. If Tenant uses water for other purposes or excessive quantities ("Extra Water"), Tenant shall pay Landlord's actual cost for Extra Water.

4.6. Tenant shall not discharge (or allow discharge of) foreign or Hazardous Materials into the water or sewer systems of the Building or in violation of Laws.

4.7. Landlord shall cause janitorial services to be provided to the Premises, at no additional cost to Tenant, in a manner that Landlord reasonably deems to be consistent with the standards of comparable office buildings in the market area of the Building.

4.8. Tenant shall notify Landlord in writing, promptly after learning of the same, of defects or problems in the Building Systems or in services to be furnished by Landlord under this Lease.

4.9. Landlord shall make available to Tenant space in the Building directory in the lobby on terms reasonably acceptable to Landlord.

4.10. Landlord represents and warrants that the electrical power currently supplied to the Premises via the Building Systems is adequate to continue the current level of operations and use of the Premises. To the extent the services described in this Article 4 require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same, provided however, that Landlord shall permit Tenant to use all of the then existing Building Systems, feeders, risers, wiring, and pipes to receive such services. Except for the willful misconduct or negligence of Landlord and as set forth in Section 4.11 below, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

4.11. Notwithstanding anything to the contrary in this Lease, however, if the Premises, or any portion thereof, shall be rendered untenantable due to Landlord's failure to perform its obligations under this Lease and/or provide the services required hereunder for any reason within Landlord's reasonable control for a period of five consecutive Business Days or more, then the Fixed Rent and Additional Rent payable hereunder shall be abated until the date upon which the condition causing the untenantability is cured and the Premises is restored to substantially the same condition as it existed, or if applicable, the date of restoration of substantially the same level of service, prior to the occurrence of the condition which rendered the Premises (or portion) untenantable; and provided, further, that if, for any reason whatsoever (including Landlord's actions or failure to perform and/or force majeure) (i) a substantial portion of the Premises shall be rendered untenantable and Tenant is entitled to an abatement pursuant to the above and the same continues for forty-five (45) days after Landlord received notice of such untenantable condition (except due to Damage, in which event the provisions of Article 14 shall govern), then Tenant shall be entitled to terminate this Lease, by giving Landlord written notice of its election to terminate within ten (10) days after the expiration of said forty-five (45) day period (time being of the essence).

ARTICLE 5. Use.

5.1. The Premises shall be occupied and used by Tenant solely and exclusively for the Permitted Use, and Tenant shall not use or permit or suffer the use of the Premises for any other purpose whatsoever.

5.2. Tenant agrees that Tenant:

      (a) will not permit the use of any part of the Premises for any unlawful purpose;

      (b) will not permit the Premises to be used for disreputable or pornographic purposes or for activities which would be deemed obscene under applicable Laws; or

      (c) will not cause or allow any waste, disfigurement or damage, to the Premises.

ARTICLE 6. Compliance with Laws and Insurance Requirements.

6.1. At Tenant's expense, Tenant shall comply with all Laws and Insurance Requirements, applicable during the Term, except however to the extent such Laws and Insurance Requirements relate to Landlord's obligations under this Lease and such compliance requires repairs or Alterations to the Premises.

6.2. To the extent permitted by Law, Tenant may in good faith contest, at Tenant's expense and by appropriate proceedings, the validity or effect of any Law.

6.3. Notwithstanding Section 6.2, Tenant shall not use or occupy the Premises in violation of the certificate of occupancy issued for the Premises. If any Government Entity shall give notice that the Premises are being used in violation of such certificate of occupancy, Tenant shall, upon five (5) days written notice from Landlord, discontinue such use of the Premises.

ARTICLE 7. Alterations and Installations.

7.1. Tenant shall not undertake any Alteration, whether voluntarily or in connection with a Restoration required by this Lease, unless Tenant complies with this Article.

7.2. Tenant shall not commence any structural Alteration without Landlord's prior written consent. Notwithstanding the foregoing, however, Landlord's consent shall not be required for any Non-Structural Alteration provided that the cost of performing such non-structural alteration shall not exceed $25,000.00 and shall not cause the aggregate of all such alterations in any 12-month period to exceed $50,000.00.

7.3. Landlord will not unreasonably withhold or delay consent to an Alteration (when such consent is required) except, however, with regard to any Alteration which will:

      (a) alter or affect the proper functioning of the Building Systems or the structure, facade, roof, or foundation of the Building;

      (b) detract from the use or character of the Premises;

      (c) require amendment of any certificate of occupancy for the Premises; or

      (d) require the consent of any insurer under any Required Insurance or any other policy of insurance covering the Premises or the holder of a Senior Encumbrance.

7.4. With respect to every Alteration (except with regard to Non-Structural Alterations), Tenant shall cause all necessary designs, plans and specifications for a proposed Alteration to be prepared at Tenant's expense by an architect (or engineer, if appropriate) licensed by the State and shall submit the same to Landlord for Landlord's review. With respect to every Alteration (except with regard to Non-Structural Alterations not requiring Landlord's consent), such designs, plans and specifications shall be subject to Landlord's written approval which Landlord will not unreasonably withhold or delay. Landlord's approval (if given) shall not imply that the Alteration is properly designed or complies with Laws.

7.5. With respect to every Alteration:

      (a) Tenant shall procure or cause to be procured all permits, approvals, consents, licenses and filings of any kind required by Laws;

      (b) Tenant shall obtain (and pay any additional costs for) the consent of any insurer to such Alteration if such consent is required to keep any Insurance Policy in full force and effect;

      (c) Tenant shall undertake, prosecute, and complete all work in connection with the Alteration continuously and expeditiously and in a good and workerlike manner;

      (d) Any contractor employed by Tenant (and all subcontractors) shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned, and shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building.

      (e) Tenant shall pay each contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications for an Alteration, subject to a reasonable retainage (and to resolution of disputes provided that no liens are filed against the Premises).

      (f) Tenant shall cause the Alteration to be installed or constructed in compliance with Laws.

      (g) Tenant agrees that each Alteration will:

            (i) be of good quality and free from faults and defects, latent or otherwise;

            (ii) be free of Liens;

            (iii) conform to the plans and specifications approved by Landlord; and

            (iv) be fit for the intended use and purpose.

      (h) Tenant and Tenant's contractors shall allow access for inspection by Landlord's representatives at all reasonable times.

      (i) Tenant shall obtain all necessary asbestos certifications (if any) and comply with all Laws regarding the removal, handling, or treatment of Hazardous Materials in connection with any Alteration.

      (j) With respect to any Alteration, Tenant shall pay Landlord, upon demand, Fees-And-Costs incurred by Landlord for review by architects and/or engineers of Tenant's Alteration plans.

7.6. Landlord shall not be responsible for any labor or materials furnished to Tenant or for delays of any kind experienced by Tenant's contractors or subcontractors. No Lien for any labor, materials, or other services or things furnished to Tenant shall attach to or affect Landlord's estate or interest in the Premises. Tenant agrees to discharge, at Tenant's expense (whether by payment, bonding, or otherwise) every Lien filed against the Premises for work or materials claimed to have been furnished to Tenant, within thirty (30) days after receiving notice thereof. Tenant shall require that all contractors and subcontractors engaged in connection with Tenant's Alterations indemnify the Indemnitees against any and all loss, cost, liability, claim, damage, or expense (including Fees-and-Costs) paid or incurred by any Indemnitee, or asserted against any Indemnitee, for bodily injury, disease, or death to persons, or damage to property, by reason of the acts or omissions of Tenant or Tenant's contractors or subcontractors or by reason of their failure to comply with Laws.

ARTICLE 8. Fixtures and Equipment; Tenant's Property.

8.1. Any Alterations made and installed by Landlord (or at Landlord's expense) shall be Landlord's property and shall remain upon the Premises (and be surrendered by Tenant) at the end of the Term.

8.2. All Alterations made and installed by Tenant (or at Tenant's expense) in or upon the Premises which are of a permanent nature and cannot be removed without damage to the Premises shall become Landlord's property and shall remain upon (and be surrendered by Tenant) at the end of the Term. However, except to the extent as Landlord may have otherwise agreed in writing, Landlord shall have the right, by written notice given to Tenant to require Tenant to remove any of such Alterations and, in such event, Tenant will remove the same and restore the Premises to its original condition prior to the Expiration Date, excepting only ordinary wear and tear. In addition, at Landlord's option, Tenant shall also be responsible for removing all wires and cables installed by Tenant in the Premises and other portions of the Building to serve Tenant's telecommunications and computer systems in the Premises and the removal of such wires and cables shall be effected by Tenant without damage to the Building and without interference with the business or operations of Landlord or any other tenant of the Building.

8.3. Tenant shall have the right during the Term to use any and all furniture, furnishings, trade fixtures and equipment in the Premises as of the Commencement Date. All furniture, furnishings, trade fixtures and equipment otherwise furnished by Tenant or at Tenant's expense shall be the property of Tenant which Tenant shall remove prior to the Expiration Date.

8.4. If any Alterations or other property which Tenant may or must remove under Sections 8.2 or 8.3 are not removed prior to the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such alterations, effects, personalty and equipment shall, at Landlord's option, be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building caused by the removal of such property and storage charges (if Landlord elects to store such property).

8.5. Tenant shall repair all damage to the Premises resulting from the installation, moving, or removal of any property (or shall reimburse Landlord, upon demand, for Landlord's cost of repairing any such damage if Tenant fails to do so). This Section shall survive any termination of this Lease.

ARTICLE 9. Maintenance; Repairs.

9.1. Except for obligations of Landlord specifically set forth in this Lease, Tenant shall maintain the Premises in a good, clean, safe, sanitary, and orderly condition.

9.2. Landlord shall maintain: (a) the lobby and other Public Areas of the Building and the exterior of the Building in good, clean and orderly condition (reasonable wear, tear and obsolescence excepted); and (b) the Building Systems in good working order and repair.

9.3. Any work or repairs by Tenant required or permitted with respect to the Premises under this Lease shall be of good quality. If Tenant fails to make any such required repairs within a reasonable time after written notice from Landlord (not to exceed thirty (30) days), or to promptly commence and diligently prosecute such repairs within a reasonable time if the same cannot be completed within thirty (30) days, Landlord may (but shall not be obligated to) effect the repairs at Tenant's expense and collect the cost thereof, upon demand, as Additional Rent, with interest at the Interest Rate from the date of Landlord's payment.

9.4. Tenant shall Restore promptly all Damage or injury to the Premises caused by the acts or omissions of Tenant or Tenant's Employees or invitees.

9.5. Tenant shall not place a load upon any floor of the Premises exceeding the floor load which such floor was designed to carry and which is allowed by Laws. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat shall be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat.

ARTICLE 10. Required Insurance.

10.1. At Tenant's expense, Tenant shall secure and keep in force the following "Required Insurance" at all times during the Term:

      (a) commercial liability insurance (including contractual liability coverage recognizing this Lease) covering the Premises and Tenant's occupancy thereof, with coverage limits not less than the Liability Limit; and

      (b) "all-risk" insurance protecting against all risk of physical loss or damage to Tenant's personal property, in amounts not less than the actual replacement cost of Tenant's trade fixtures, furnishings, wall coverings, floor coverings, drapes, computers and other equipment and other personal property located within the Premises.

10.2. Landlord, at its expense, shall secure and keep in force at all times during the Term, "all-risk" casualty insurance, on an extended coverage basis, protecting against all risk of physical loss or Damage to the Premises and the Building from fire, windstorm, and other casualties customarily covered by risk insurance, in an amount at least equal to the full replacement value of the Building.

10.3. All Required Insurance shall be evidenced by valid and enforceable policies issued by companies licensed to do business in the State. (Each policy providing Required Insurance is referred to in this Lease as an "Insurance Policy".) All Insurance Policies shall name Landlord the holder of every Senior Encumbrance and such other parties reasonably designated by Landlord as an additional insured. Tenant shall furnish Landlord, within thirty (30) days after the date of this Lease and thereafter at Landlord's request from time to time, with original insurance certificates or copies of original policies evidencing such coverage. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Article 23 of this Lease. All Required Insurance shall be written on the "occurrence", and not on the "claims made", basis.

10.4. Each Insurance Policy shall provide that the insurer shall not cancel or amend such Insurance Policy, or reduce any coverage, without thirty (30) days' prior written notice to Landlord (whether or not such provision is obtainable only by payment of an additional premium).

10.5. All policies of insurance carried by Landlord and Tenant shall include, if available without additional premium, a waiver by the insurer of all rights of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against. Neither party (nor its agents, Employees or guests) shall be liable to the other for loss or damage caused by any risk covered by such insurance, to the extent that policies are obtainable with such waiver of subrogation. If insurance policies with such waivers are available only at extra premium, the insured party will give written notice to the other, who may pay the extra premium for such waiver within thirty (30) days after the giving of such notice; and the insured party will then secure the waiver of subrogation. If the release of either Landlord or Tenant in this Section contravenes any law respecting exculpatory agreements, the party purportedly released hereunder shall not be released; but such party's liability shall be secondary to that of the other party's insurer.

10.6. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates or, at Landlord's request, copies of the original policies, evidencing that all Required Insurance shall be in full force and effect as of the Commencement Date. Tenant shall cause each of its contractors to comply with this Section 10.6 prior to entry upon the Premises for the purpose of performing any work.

10.7. Thirty (30) days prior to the expiration of any Insurance Policy, Tenant shall deliver to Landlord certificates or, at Landlord's request, original policies evidencing renewal or replacement of such Insurance Policy. If Tenant fails to deliver such certificates or pay the premiums, Landlord may procure and pay for the renewal or replacement policies after ten (10) days' notice to Tenant. Any such payments by Landlord shall constitute Additional Rent due and payable by Tenant upon demand, with interest at the Interest Rate from the date of Landlord's payment.

10.8. Tenant and Landlord shall cooperate with each other and with the holders of any Senior Encumbrances in connection with collection of any insurance monies.

10.9. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or contravene any Insurance Policy or be in conflict with any Insurance Requirements, or prevent Landlord from obtaining insurance, or increase the rate of fire insurance applicable to the Building; and Tenant shall neither do nor permit to be done any act or thing upon the Premises which will or might subject Landlord to any liability or responsibility for injury to any Person or to property.

10.10. Tenant shall reimburse Landlord, as Additional Rent upon demand, for all increases of Landlord's insurance premiums resulting from violations of Tenant's obligations under Section 10.9. In any Legal Proceeding involving the cost of insurance, a schedule or "make-up" of rates issued by the body making insurance rates for the Premises shall be presumptive evidence of the items and charges taken into consideration in fixing the insurance rates then applicable to the Premises.

10.11. Except to the extent resulting or arising from Landlord's negligence, Landlord and Landlord's Affiliates shall not be liable for, and Tenant waives all claim for, any injury or damage to Persons or property resulting from any equipment or appurtenances in disrepair, Landlord's failure to keep the Building and Premises in repair, fire, explosion, falling plaster, broken glass, steam, gas, electricity, water, wind, rain, snow or other natural elements, or leaks from any part of the Building, or from the pipes, appliances, tanks, plumbing, roof, street, or subsurface, or the backing up of any sewer pipe or drain downspout, or from any other place, or by dampness or steam, or from theft or other criminal activity, or from the acts or omissions of other tenants or occupants or owners of nearby properties, or any other cause of whatsoever nature (excluding however, any of the foregoing resulting directly from elective work in the Premises performed by Landlord or Landlord's contractors).

ARTICLE 11. Damage; Restoration.

11.1. Tenant shall notify Landlord in writing of any Damage to the Premises or the Building promptly after Tenant learns of the same.

11.2. In event of Damage to the Building or the Premises, Landlord shall Restore the Damaged area and repair or replace Landlord's personal property in the Premises as nearly as possible to the value, condition and character of the same immediately before the Damage, subject, however, to Sections 9.4 and 11.3.

11.3. If the Building is so Damaged (whether or not the Premises are Damaged) as to require, for Restoration, a reasonably estimated expenditure of more than 30% of the value of the Building as actually insured under Landlord's insurance policies immediately prior to such Damage, and Landlord elects not to Restore the Building, Landlord may terminate this Lease by notice to Tenant within 120 days after the date of such Damage.

11.4. In event of Damage to the Building or the Premises, if Landlord is obligated to repair the same under Section 11.2 but has not completed the required repairs within 270 days after the date of such Damage and if the Damage has deprived (and then continues to deprive) Tenant of reasonable access to the Premises or the use and enjoyment of more than 10% of the Premises, Tenant may terminate this Lease by written notice to Landlord given within 30 days after the end of such 270 days.

11.5. If Landlord or Tenant terminates this Lease pursuant to Section 11.3 or 11.4, this Lease shall expire as of the date of Landlord's or Tenant's notice, as if such date were the Expiration Date. Upon such date, Tenant shall quit, surrender and vacate the Premises as if upon expiration of the Term; and all Rents shall be apportioned as of such date (subject to Section 11.6).

11.6. If the Premises become unusable by Tenant for more than five consecutive Business Days from Damage to the Premises or the Building (except any Damage caused by the acts or omissions of Tenant or its Employees or invitees), Tenant shall receive an abatement of Fixed Rent and

Additional Rent from the date of the Damage to the date when such Damage is Restored. Such abatement shall be proportional to the ratio which the square footage of the Damaged area of Premises bears to the total square footage of the Premises.

11.7. This Article shall be considered an express agreement governing Damage to the Premises and/or the Building; and (to the extent permitted by law) any statute purporting to govern in such cases, now or subsequently in force, shall have no application under this Lease.

ARTICLE 12. Condemnation.

12.1. If the entire Premises is Condemned or taken in Condemnation, this Lease shall terminate and expire as of the effective date of such Condemnation.

12.2. If more than 15% of the usable area of the Land on which the Building has been constructed (excluding adjacent Land not necessary to the operation or maintenance of the Building), the Parking Lot, and/or the Building shall be Condemned (whether or not the Premises are Condemned), Landlord may terminate this Lease by notice to Tenant within 90 days after the effective date of such Condemnation; and this Lease shall terminate on the date specified in Landlord's notice (which shall be at least 60 days after the date of such notice).

12.3. Subject to Section 12.2, if part (but not all) of the Premises is Condemned, this Lease shall terminate with respect only to the portion of the Premises so Condemned, as of the effective date of such Condemnation. In all other respects this Lease shall remain in effect except that Rents shall be reduced, after such date, in the proportion which the square footage of the area so Condemned bears to the Premises.

12.4. Notwithstanding Section 12.3, if more than 10% of the Premises is Condemned, or if there is a Condemnation of a substantial part of the means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 90 days after the effective date of such Condemnation; and this Lease shall terminate 30 days after the giving of Tenant's notice.

12.5. In event of any Condemnation of the Land, the Building or the Premises, whether or not this Lease terminates, Landlord shall be entitled to the entire award and compensation, without deduction for any estate vested in Tenant by this Lease (or any value attributable thereto). Tenant hereby assigns to Landlord Tenant's entire interest (if any) in or to any such award and compensation (other than Tenant's claim for statutory moving expenses, if any); and Tenant agrees to execute and file, at Landlord's expense, all documents and instruments necessary or desirable to facilitate Landlord's collection of such award and compensation.

12.6. If this Lease terminates in whole or in part under this Article, the effect shall be the same (as to the affected portion of the Premises) as if the date of such Condemnation were the Expiration Date; and Rents shall be apportioned as of such date.

ARTICLE 13. Public Areas; Conference Rooms; Parking Lot.

13.1. The Public Areas shall be subject to Landlord's management. Landlord may establish, amend, and enforce reasonable rules concerning the Public Areas and the Premises (the "Building Rules") from time to time. The current Building Rules are attached hereto as Exhibit C. Any modifications, amendments or additions to the Building Rules shall be subject to Tenant's reasonable approval.

13.2. Tenant and its Employees and invitees shall have the non-exclusive right, in common with Landlord (and others to whom Landlord has granted or may in the future grant rights), to use the Public Areas subject to the Building Rules and Landlord's rights as set forth above. Landlord may close any Public Areas temporarily at any time to make repairs or changes, to prevent the acquisition of public rights, and for other reasonable purposes.

13.3. Tenant shall have the right to use the conference rooms located on the first floor of the Building (the "Conference Rooms") subject to availability during Business Hours and Overtime Hours for a reasonable fee to be agreed to between Landlord and Tenant. Landlord and Tenant agree that the initial fee for using each room shall be $100.00 per room per day or any portion of such day. Tenant shall have the right to use the cafe/cafeteria in the Building for Tenant's exclusive use for special events subject to availability during Overtime Hours for a reasonable fee to be agreed to between Landlord and Tenant. Landlord and Tenant agree that the Initial Fee for such use of the cafe/cafeteria shall be $200.00 per day or any portion of such day. Tenant shall cause such areas to be cleaned and restocked, as necessary, promptly after the completion of Tenant's use thereof at Tenant's sole cost expense. In the event that Tenant fails to comply with the terms of this Section 13.3 and such other reasonable rules and regulations of Landlord relating to the use of such areas, Landlord shall be permitted to terminate Tenant's use rights of such areas under this Section 13.3 only.

13.4. Tenant and its employees, guests, and invitees shall have the nonexclusive right to use up to 120 parking spaces in the Parking Lot. Notwithstanding anything to the contrary in this Lease, Landlord agrees that during the Term, the Parking Lot shall be operated on a "first come", "first served" basis and that Landlord shall not create "reserved" parking spots in the Parking Lot in addition to those spots currently designated as "reserved".

13.5. Tenant agrees and acknowledges that Landlord shall not have any obligation to continue operation of the cafe/cafeteria or to otherwise provide any food service facilities or services at the Building and that Tenant shall have no claim whatsoever against Landlord or any other policy in the event of the cessation of such operation.

ARTICLE 14. Signs.

14.1. Tenant shall have the right to install and maintain at Tenant's expense a panel on the pylon sign on the Land identifying the occupant(s) of the Premises. Landlord shall have the right to approve the location, materials, dimensions, and design of such signage which approval shall not to be unreasonably withheld or delayed.

ARTICLE 15. Landlord's Access to Premises; Related Matters.

15.1. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the Premises. To the extent reasonably practicable, Landlord shall install such pipes, ducts and conduits by methods and in locations which will not materially interfere with or impair Tenant's layout or use of the Premises.

15.2. Landlord shall be allowed to bring into and store upon the Premises all necessary materials, equipment, tools, facilities, and supplies to be used for any work permitted or required under this Lease without the same constituting an actual or constructive eviction of Tenant; and Rents shall not abate while said repairs or alterations are being made except as otherwise provided in this Lease. Landlord shall exercise reasonable diligence to minimize disturbance to Tenant during any such work but need not perform any work on an overtime or premium pay basis.

15.3. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, if any, stairways, toilets and/or other public parts of the Building, if any; provided, however, that there shall be no obstruction of access to the Premises or interference with Tenant's use or enjoyment of the Premises.

15.4. Tenant authorizes Landlord and Landlord's Employees to enter the Premises during Business Hours on at least 24 hours prior notice (provided that such prior notice shall not be required in emergency situations) (a) to inspect the Premises; and/or (b) to perform any maintenance or to make any repairs, alterations, or improvements which Landlord deems necessary to the Premises or which are otherwise permitted under this Lease (including any work required under Article 9 which Tenant has failed to perform or make). Landlord shall not enter the Premises unless accompanied by a representative of Tenant except in case of emergency.

15.5. Landlord shall repair any damage to property caused by willful acts or gross negligence of Landlord or Landlord's Employees.

15.6. Tenant agrees to permit Landlord and/or any Employee of Landlord to enter the Premises during Business Hours, on at least 24 hours prior notice and so long as accompanied by a representative of Tenant, to exhibit the Premises in connection with:

      (a) any prospective sale or lease of the Land and/or the Building; or

      (b) any prospective securing, refinancing, or assignment of any mortgage affecting the Land or the Building; and/or

      (c) during the final twelve (12) months of the Term, any prospective leasing of the Premises.

15.7. If, during the last month of the Term, Tenant has removed all of Tenant's Property, Landlord may (at Landlord's option but without any liability to do so) immediately enter and alter, renovate and redecorate the Premises, without abatement or adjustment of any Rents or incurring liability to Tenant for any compensation; and such acts shall have no effect upon this Lease.

ARTICLE 16. Subordination: Estoppel Certificate; Attornment.

16.1. This Lease (as amended, modified, extended, or otherwise revised from time to time), and the leasehold estate created hereby, are now and shall hereafter be subject and subordinate in every respect to all Senior Encumbrances. This subordination shall be self-operative without requirement of any further instrument of subordination from any Person to whom (or to whose interest) this Lease, and leasehold estate created hereby, are subordinate. However, if and whenever requested by Landlord or the holder of any Senior Encumbrance, Tenant shall execute and deliver within ten (10) days of such request any certificate or instrument requested to evidence such subordination.

16.2. Upon request of any present or future or prospective fee owner or the holder of any Senior Encumbrance who succeeds to the rights of Landlord hereunder, whether through conveyance pursuant to sale, possession, foreclosure action, expiration or earlier termination of any ground lease, or otherwise (any such Person, a "New Landlord"), Tenant shall attorn to and recognize each New Landlord as "Landlord" under this Lease (as the same may then have been amended or modified); and Tenant shall promptly execute and deliver any instrument which each New Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease (as then amended, modified, extended, or otherwise revised) shall continue in full force and effect as, or as if it were, a direct lease between New Landlord and Tenant; except, however, that any New Landlord shall not:

      (a) be liable for any previous act or omission of Landlord under the Lease, or any claim which shall have previously accrued to Tenant against any prior Landlord, except, however, to the extent that such act or omission or claim is continuing; or

      (b) be bound by any prepayment to any prior Landlord of more than one month's Fixed Rent or Additional Rent, unless the New Landlord shall have approved the prepayment in writing; or

      (c) be subject to any offsets, claims, defenses, or counterclaims which Tenant might have against any prior Landlord.

16.3. At either party's request from time to time, Landlord or Tenant, as applicable, shall, within ten (10) days of such request, execute, acknowledge and deliver to the other party a written statement (each such statement, an "Estoppel Certificate") certifying that, except as specifically disclosed in such Estoppel Certificate, on the date thereof:

      (a) attached to the Estoppel Certificate is a true, correct and complete copy of this Lease, including any and all amendments and modifications thereof;

      (b) there are no agreements other than this Lease (and, except as attached hereto, no amendments, modifications, extensions, or other revisions of this Lease) in effect between Tenant and Landlord (or Tenant and any other Person) with respect to the Premises;

      (c) this Lease is valid and in full force and effect and to such party's knowledge, such party has no setoffs, claims or defenses of any kind whatsoever to enforcement of this Lease;

      (d) to such party's knowledge, such party has no claim, demand, cause of action or right to institute any Legal Proceeding against the other party arising out of or by virtue of this Lease or by reason of Tenant's occupancy and use of the Premises.

In each Estoppel Certificate, such party shall certify, also, the amount of Fixed Rent then payable under this Lease, the amounts (and elements) of Additional Rent (if any) then payable and the dates to which the same has been paid, and such other matters as Landlord or Tenant or the holder of any Senior Encumbrance may reasonably request. Tenant agrees that a prospective purchaser or mortgagee of Landlord's interest in this Lease, the Premises, the Building, and/or the Land, or the holder of any Senior Encumbrance (or the assignee of any such Person), may rely upon such an Estoppel Certificate.

16.4. If the holder of any Senior Encumbrance requests reasonable modifications in this Lease as a condition to approval of any financing or refinancing of the Land or the Building, Tenant will not unreasonably withhold or delay making any requested modifications which do not increase Fixed Rent or Additional Rent, impose additional liabilities on Tenant, or shorten or extend the Term or otherwise reduce Tenant's rights or increase Tenant's obligations under this Lease.

16.5. Except for the first month's Fixed Rent, Tenant will pay no Rents under this Lease more than thirty (30) days in advance of the due date.

16.6. Tenant will not exercise any right (or alleged right) to terminate this Lease based upon any alleged act or omission of Landlord, unless Tenant first gives written notice of such act or omission to the holder of each Senior Encumbrance (provided Tenant has received written notice of and contact information for such holder) and until a reasonable period to remedy such act or omission elapses after the giving of such notice (during which time such holder shall have the right, but no obligation, to remedy the alleged act or omission). Tenant agrees, further, not to exercise any such right if the holder of any such Senior Encumbrance commences to cure such act or omission within a reasonable time after such notice and diligently prosecutes such cure to completion.

ARTICLE 17. Surrender of Premises.

17.1. Upon the expiration of the Term or any earlier termination of this Lease,
Tenant shal   l quit and surrender to Landlord the Premises, broom clean, in the condition required under this Lease, excepting ordinary wear and tear and Damage (other than Damage caused by the willful misconduct or negligence of Tenant or its Employees). This Section shall survive the expiration of the Term or any earlier termination of this Lease.

17.2. If Tenant holds over after the Expiration Date (or any earlier termination of this Lease) without Landlord's written consent, at Landlord's election, such holding over shall be deemed a month-to-month tenancy subject to all of the terms, covenants and conditions herein specified and terminable on thirty (30) days' prior written notice, provided, however, that Fixed Rent shall be $50,000 per month (i.e., 125% of the amount set forth in the Business Terms section of this Lease).

ARTICLE 18. Assignment, Mortgaging, Subletting, etc.

18.1. Except as otherwise expressly provided in this Article, Tenant shall not, without obtaining the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) in each instance:

      (a) assign or otherwise transfer this Lease, or any part of Tenant's right, title or interest therein;

      (b) sublet all or any part of the Premises or allow all or any part of the Premises to be used or occupied by any other Persons; or

      (c) mortgage, pledge or otherwise encumber this Lease, or the Premises.

For purposes of this Article:

      (w)the transfer of more than fifty percent (50%) of any class of capital stock of any corporate tenant or subtenant, or the transfer of more than fifty percent (50%) of the total interest in any other Person which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except however, that such transfer shall not be deemed an assignment (and shall not require Landlord's consent) if such transfer is for a bona fide business purpose and not a device for the transfer of Tenant's interest in this Lease and Tenant so certifies to Landlord;

      (x) an agreement by any other Person, directly or indirectly, to assume Tenant's obligations under this Lease (or to reimburse Tenant for any Rents payable under this Lease) shall be deemed an assignment;

      (y)any Person to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article; and

      (z) each modification, amendment or extension of any sublease to which Landlord has previously consented shall be deemed a new sublease.

Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article.

18.2. Any assignment, whether made with or without Landlord's consent (as required by Section 18.1), shall not be effective, and shall be null and void as against Landlord, unless and until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, under which the assignee assumes the obligations and performance of this Lease and agrees to be bound personally by all of the covenants, agreements, terms, provisions and conditions hereby on the part of Tenant to be performed or observed on and after the effective date of any such assignment.

ARTICLE 19. Quiet Enjoyment.

19.1. Upon paying Fixed Rent and Additional Rent and keeping and performing the terms, covenants, conditions and provisions of this Lease, Tenant may lawfully and quietly hold and enjoy the Premises during the Term SUBJECT, HOWEVER, to the terms, covenants, conditions, and provisions of this Lease.

ARTICLE 20. Real Estate Brokers.

20.1. Tenant covenants, represents and warrants that Tenant has had no dealings with any real estate broker, finder, or sales agent in connection with the negotiation and execution of this Lease.

20.2. Tenant agrees to indemnify and hold Landlord harmless from and against any commission or fee claimed by any real estate broker, finder, or other Person with respect to the negotiation or execution of this Lease if such claim(s) are based in whole or in part on dealings with Tenant (or by, through, or under any Person claiming to have had such dealings). Tenant's indemnity shall cover, also, all Fees-And-Costs which Landlord incurs to defend against any such claim.

20.3. Landlord agrees to indemnify and hold Tenant harmless from and against any commission or fee claimed by any real estate broker, finder, or other Person with respect to the negotiation or execution of this Lease if such claim(s) are based in whole or in part on dealings with Landlord (or by, through, or under any Person claiming to have had such dealings). Landlord's indemnity shall cover, also, all Fees-And-Costs which Tenant incurs to defend against any such claim.

ARTICLE 21. Adjacent Excavation; Shoring; Construction.

      If excavation, foundation, other substructure or superstructure work, or other construction work shall be made or authorized in, on or upon land adjacent to the Premises, the Land and/or the Building, Tenant shall afford to the Person causing (or authorized to cause) such excavation or construction, license to enter the Premises to do such work as necessary to preserve the walls of the Building from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rents.

ARTICLE 22. Defaults; Conditional Limitations; Remedies.

22.1. Each of the following events shall be a "Default" under this Lease:

      (a) Tenant fails to pay any installment of Fixed Rent or Additional Rent within five days after written notice from Landlord, provided that such notice and cure period shall be afforded to Tenant only two times in any consecutive 12-month period;

      (b) Tenant admits, in writing, that Tenant is unable to pay Tenant's debts as such become due;

      (c) Tenant makes an assignment for the benefit of creditors;

      (d) Tenant files a voluntary petition in bankruptcy or a petition is filed against Tenant and an order for relief is entered, or Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or Tenant seeks or consents to or acquiesces in or suffers the appointment of any trustee, receiver or liquidator of Tenant or of the Premises (or Tenant's interest therein) or of all or any substantial part of Tenant's properties;

      (e) Within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, such proceeding is not dismissed; within sixty (60) days after the appointment (without the consent or acquiescence of Tenant) of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises (or Tenant's interest therein), such appointment is not vacated or stayed on appeal or otherwise, or within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated;

      (f) Tenant sublets the Premises (or any part thereof) or mortgages, pledges, assigns, transfers, or otherwise disposes of this Lease (or any part of Tenant's right, title, and interest hereunder) without complying with all requirements of this Lease;

      (g) Tenant fails to secure or maintain any Required Insurance;

      (h) A levy under execution or attachment is made against Tenant or Tenant's property and is not vacated or removed by court order, bonding or otherwise within thirty (30) days thereafter;

      (i) Tenant uses (or permits the use of) the Premises in violation of the certificate of occupancy for the Premises after five (5) days' written notice from Landlord; and/or

      (j) Tenant fails to keep or perform any other term, covenant, condition, or provision of this Lease, and such failure continues for thirty (30) days after written notice from Landlord - unless such failure is susceptible of cure and requires work to be performed, acts to be done, or conditions to be removed which cannot be performed, done or removed within such thirty (30) days, in which case the Default shall not be deemed to exist as long as Tenant:

            (i) advises Landlord by written notice within ten (10) days after Landlord's notice that Tenant intends to take all steps necessary to remedy such failure with due diligence and specifies a reasonable date by which all steps will have been completed which date shall not be more than ninety (90) days after Tenant's notice;

            (ii) duly commences curing the same within such period;

            (iii) diligently and continuously prosecutes to completion all steps necessary to remedy the same and prior to the date specified by Tenant for the completion thereof.

22.2. If and whenever any Default occurs, at Landlord's option, Landlord may give written notice to Tenant (the "Termination Notice"), stating that this Lease and the Term shall expire and terminate on the date specified in such Termination Notice (which date shall be not less than ten (10) days after the giving of the Termination Notice). In such event, this Lease and the Term (and Tenant's entire right, title, and interest therein) shall expire and terminate as if the date specified in the Termination Notice were the Expiration Date; and Tenant shall quit and surrender the Premises but shall remain liable as provided in this Lease.

22.3. If and whenever any Default occurs, and/or if this Lease and the Term terminate under Section 22.2 or otherwise, Landlord may without notice re-enter and repossess the Premises using such lawful force for that purpose as may be necessary without being liable to indictment, prosecution or damages; and Tenant shall remain liable as provided in this Lease. If Landlord so re-enters, at its option, and whether or not this Lease and the Term have terminated, Landlord may:

      (a) repair and alter the Premises in such manner as Landlord may deem necessary or desirable without relieving Tenant of any liability whatsoever under this Lease; and/or

      (b) let or relet the Premises (or any parts thereof) for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and pay and apply all rents and other sums thus collected or received as follows:

            (i) first, to all costs and expenses (including all Fees-And-Costs which Landlord pays or incurs in terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Premises, and removing all Persons and property therefrom;

            (ii) second, to all costs and expenses which Landlord incurs in securing any new tenant(s) of the Premises (including in such costs brokerage commissions and expenses of preparing the Premises for reletting, and all Fees-And-Costs), and, if Landlord maintains the Premises, all costs and expenses of maintaining the Premises, including utilities); and

            (iii) third, any balance of Rents and other amounts then remaining on account of Tenant's liability to Landlord under this Lease.

In no case shall re-entry by Landlord, whether under summary proceedings or otherwise, absolve or discharge Tenant from any liability whatsoever under this Lease.

22.4. If Tenant Defaults and/or if this Lease and the Term terminate under
Section 22.2 or otherwise, and/or if Landlord re-enters the Premises under
Section 22.3 or by any summary proceeding or other Legal Proceeding, then, in any of such events:

      (a) Tenant shall pay Landlord all Fixed Rent and Additional Rent due under this Lease to the date upon which this Lease and the Term have terminated or to the date of re-entry upon the Premises by Landlord, as the case may be; and

      (b) Tenant shall pay Landlord, also, as damages, any deficiency (a "Deficiency") between (i) the Fixed Rent and all Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and (ii) the amount, if any, of rents actually collected by Landlord under any reletting effected pursuant to Section 22.3(c) for any part of such period (after deducting from such collections all Fees-and-Costs and other amounts paid or incurred by Landlord pursuant to Section 22.3. Tenant shall pay any Deficiency in installments on the days specified in this Lease for payments of Fixed Rent. Landlord shall be entitled to recover from Tenant each Deficiency installment as the same arises; and no Legal Proceeding to collect any Deficiency installment shall prejudice Landlord's right to collect any subsequent installment by a similar or other Legal Proceeding.

Whether or not Landlord collects any unpaid Deficiency installments under (b) above, Tenant shall pay Landlord, on demand, in lieu of any further Deficiency, as and for liquidated and agreed final damages (it being agreed that it would be impractical or extremely difficult to fix the actual damages), a sum equal to the amount by which Fixed Rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises (or any party thereof) shall have been relet for the period which otherwise would have constituted the unexpired portion of the Term, the amount of rent reserved upon such reletting shall be deemed prima facie the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of such reletting.

22.5. Landlord may bring Legal Proceedings from time to time, at Landlord's election, for the recovery of damages, or for a sum equal to any installment or installments of Fixed Rent or Additional Rent or any Deficiency or other sum payable by Tenant to Landlord pursuant to this Article; and nothing in this Lease shall require Landlord to await the originally scheduled Expiration Date for any such purpose.

22.6. No receipt of moneys by Landlord from Tenant after the giving of a Termination Notice, or after a termination of this Lease, shall reinstate, continue or extend the Term or affect any Termination Notice or other written notice previously given to Tenant, or operate as a waiver of Landlord's right to enforce payment of Fixed Rent or Additional Rent then or subsequently becoming due, or operate as a waiver of Landlord's right to recover possession of the Premises. Tenant agrees that after the giving of a Termination Notice or commencement of summary proceedings or other Legal Proceeding, or after final order or judgment for possession of the Premises, Landlord may demand, receive and collect all moneys without invalidating or rescinding such Termination Notice, proceeding, order, suit or judgment; and at Landlord's election, all moneys so collected shall be deemed payments either on account of the use and occupancy of the Premises or on account of Tenant's liability hereunder.

22.7. If Tenant is dispossessed by judgment or warrant of any court, or in the event of re-entry or repossession by Landlord or in the event of expiration or any termination of this Lease, Tenant (on behalf of Tenant and all Persons claiming by, through, or under Tenant) hereby expressly waives to the fullest extent permitted by law (a) service of any notice of intention to re-enter now or hereafter provided by law, or of commencement of Legal Proceedings for such purpose; (b) any and all right of redemption now or hereafter provided by law; and (c) any re-entry or repossession or right to restore the Term or legal continuance of this Lease.

22.8. Landlord and Tenant hereby waive trial by jury in any Legal Proceeding brought by either against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claims of injury or damage.

22.9. No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy after any Default, and no acceptance of full or partial Fixed Rent or Additional Rent during the continuance of any Default shall constitute a waiver of any such covenant, agreement, term, condition, or Default. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no Default, shall be waived, altered or modified except by a written instrument executed by Landlord.

22.10. In event of any Default, or any actual or threatened breach by either party of any term, covenant, condition or provision of this Lease, the other party shall be entitled to enjoin such Default or actual or threatened breach and shall have the right to invoke all rights and remedies allowed at law or in equity as though this Lease did not provide for re-entry, summary proceedings, or other remedies.

22.11. Each right and remedy of Landlord in this Lease shall be cumulative and in addition to every other right or remedy in this Lease, or now or hereafter existing at law or in equity; and the exercise (or beginning of exercise) by Landlord of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any and all other rights or remedies.

ARTICLE 23. Indemnification.

23.1. Tenant hereby agrees, to the fullest extent permitted by law, to indemnify each and every Indemnitee and hold each and every Indemnitee harmless from and against (and to pay the full amount of) all loss, liability, obligation, damage, penalty, tax, cost, claim, demand, judgment, charge, or expense of every kind whatsoever which any Indemnitee may suffer, incur, or pay out, or which may be asserted against any Indemnitee, in whole or in part, by reason of, or in connection with:

      (a) Tenant's use, occupancy, management or control of the Premises, or Tenant's operations, conduct or activities in the Premises;

      (b) any Legal Proceeding by Landlord to terminate the Lease, or any other Legal Proceeding by Landlord against Tenant, in which Landlord secures a judgment against Tenant, final beyond appeal, or in which Landlord receives any payment from Tenant pursuant to any written settlement agreement disposing of such Legal Proceeding;

      (c) any Default by Tenant in the observance or performance of any obligation under the Lease;

      (d) any bodily injury, sickness, disease or death of or to any person or persons, or any Damage to or of the Premises, (or to property of any other Person), resulting (or alleged to result) from any acts or omissions of Tenant or Tenant's Employees;

      (e) any failure of Tenant to comply with Laws or Insurance Requirements;

      (f) any failure of Tenant to secure and maintain Required Insurance (or any loss of coverage under any Required Insurance); and/or

      (g) any other appearance by Landlord (or any Employee of Landlord) as a witness or otherwise in any Legal Proceeding whatsoever involving or affecting Tenant or this Lease.

23.2. Tenant shall defend any and all Legal Proceedings commenced against Landlord by any Person (other than Tenant) concerning any matter covered by any indemnity or obligation under Section 23.1 (regardless of any alleged fault or cause). Tenant shall deliver to Landlord copies of documents served in any such Legal Proceeding and, whenever requested by Landlord, shall advise as to the status of such Legal Proceeding. If Tenant fails to defend diligently any such Legal Proceeding, or if Landlord elects to defend by written notice to Tenant at any time, Landlord shall have the right (but no obligation) to defend the same at Tenant's expense. Tenant shall not settle any such Legal Proceeding without Landlord's prior written consent unless such settlement (i) provides solely for the payment of money by the Tenant, (ii) provides a complete release of the Landlord from all matters that were or could have been asserted in connection with such Legal Proceedings and (iii) does not involve any finding or admission of any violation of law or any violation of the rights of any Person and does not affect any other claims that may be made against the Landlord.

23.3. Tenant's indemnities and obligations under Sections 23.1 and 23.2 shall cover and include all Fees-And-Costs incurred by Landlord in connection with any and every matter and amount referred to in Sections 23.1 and 23.2, as well as Fees-And-Costs incurred by Landlord to enforce Landlord's rights and remedies under this Article. Tenant shall pay all such Fees-And-Costs to Landlord upon demand.

23.4. Tenant shall notify Landlord immediately of every Legal Proceeding or claim which may or might be covered by any indemnity under this Article 23 and/or by any Required Insurance. Tenant shall also give timely notice of such Legal Proceedings and claims to each insurer which has issued an applicable policy of Required Insurance.

ARTICLE 24. Notices.

      All notices, requests, demands, elections, consents, approvals and other communications hereunder must be in writing (each such, a "notice") and addressed to the parties at their Notice Addresses (or to any other address which either party may designate by notice). Any notice required by this Lease to be given or made within a specified period of time, or on or before a date certain, shall be deemed to have been duly given only if delivered by hand, evidenced by written receipt, or mailed by first class, certified or registered mail, return receipt requested, postage and fees prepaid. A notice sent by certified or registered mail (as above) shall be deemed given two (2) Business Days after mailing. All other notices shall be deemed given when received.

ARTICLE 25. No Waivers.

25.1. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No Employee of Landlord shall have any power to accept the keys of the Premises prior to the Expiration Date. The delivery of keys to any Employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's Employees are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations (now or hereafter in effect) shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

25.2. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 26. No Representations by Landlord; Landlord's Interest; Transferee Landlords.

26.1. Tenant agrees that Landlord and Landlord's Employees have made no representations or promises with respect to the Land, the Building, the Premises, or any terms, covenants, conditions, or provisions of this Lease, except as expressly set forth in this Lease; and, except as expressly set forth in this Lease or in that certain Stock and Asset Purchase Agreement entered into between Landlord and Capital Assurance Corporation as of February 9, 2005. Tenant accepts the Premises "as is" in the condition existing on the date of this Lease.

26.2. Tenant agrees to look solely to Landlord's interest in the Premises for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord (or Landlord's Affiliates), in the event of any liability by Landlord, and no other property or assets of Landlord (or Landlord's Affiliates) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord (or Landlord's Affiliates) to Tenant.

26.3. In the event of any transfer of title to the Land or the Building, or in the event of a lease of the Building, or of the Land and Building, upon written notification to Tenant of such transfer or lease the transferor Landlord shall be released from future covenants, obligations and liabilities of Landlord under this Lease accruing or arising thereafter; and it shall be deemed a covenant running with the land that the transferee or lessee, as applicable, has assumed and agreed to carry out any and all covenants, obligations and liabilities of Landlord under this Lease accruing or arising after such event.

ARTICLE 27. Consent to Jurisdiction.

      Tenant hereby agrees that any Legal Proceeding with respect to this Lease may be brought in the courts of the State. Tenant hereby accepts with regard to any such Legal Proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Nothing in this Article shall affect Landlord's rights to commence Legal Proceedings or otherwise proceed against Tenant in any other jurisdiction in which assets of Tenant are located or to serve process in any other manner permitted by applicable law. Tenant agrees that final judgment in any such Legal Proceeding shall be conclusive and, to the extent permitted by applicable law, may be enforced in any other jurisdiction within or outside the United States by suit on the judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of Tenant's indebtedness).

ARTICLE 28. Termination of Current Lease.

28.1. That certain Office Building Lease dated December 28, 2001 (the "Prior Lease") entered into between Landlord and Tenant with respect to the Premises, is terminated effective as of the Commencement Date hereof and Landlord represents and warrants that: (a) there are no other leases or occupancy agreements now in effect or pending with respect to the Premises, other than this Lease, and (b) no obligations or liabilities of Tenant (including any obligation to remove or restore or pay for the removal or restoration of any existing improvements in the Premises) under the Prior Lease survive termination of such Prior Lease.

ARTICLE 29. Miscellaneous.

29.1. This Lease shall be governed by and construed in accordance with the laws of the State of Indiana (without giving effect to principles of conflicts of laws). This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Unless otherwise specifically provided in this Lease, each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant shall be deemed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. The captions of this document are for convenience and do not define, limit or describe the scope of this Lease or the intent of any provisions thereof.

29.2. Any interest payable by Tenant under this Lease shall be at the Interest Rate, unless otherwise provided. If and whenever Tenant is in arrears in payment of Fixed Rent or Additional Rent, Tenant waives Tenant's right (if any) to designate the items against which any payments made by Tenant are to be credited; and Tenant agrees that Landlord may apply any payments by Tenant, in Landlord's judgment, among amounts owed by Tenant to Landlord, notwithstanding any specific designation or request by Tenant.

29.3. All Exhibits, Schedules, and Riders to this Lease form part of this Lease and are incorporated in this Lease.

29.4. The terms, covenants, conditions, and provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and, subject to Article 18, their respective legal representatives, successors, and assigns.

29.5. No remedy or election of Landlord under this Lease shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

29.6. If any term, covenant, condition or provision of this Lease (or the application thereof) shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby; and each remaining term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29.7. Landlord's acceptance of any name for listing on the Building directory or signage will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

            IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE RESPECTIVELY EXECUTED THIS LEASE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                               LANDLORD:

                               STANDARD MANAGEMENT CORPORATION

                               By: /s/ Ronald D. Hunter
                                   ---------------------------------------------
                                   Name: Ronald D. Hunter
                                   Title: Chairman and Chief Executive Officer

                               TENANT:

                               STANDARD LIFE INSURANCE COMPANY OF INDIANA

                               By: /s/ Stephen M. Coons
                                   ---------------------------------------------
                                   Name:  Stephen M. Coons
                                   Title: Executive Vice President and Secretary

                                                                       Exhibit A

                                  The Premises

            A portion of the first and the entire second floor of the Building comprising approximately 22,294 square feet as shown on the floor plans attached hereto as Exhibit A-1.

                                      E-A-1

                                                                     Exhibit A-1

                                    [Attach]

                                     E-A-1-1

                                                                       Exhibit B

                         BUILDING RULES AND REGULATIONS

1. WINDOW TREATMENTS, SIGNS AND EXTERIOR APPEARANCE: No signs, pictures, advertisements or notices visible from the exterior of the Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment. In the event of any breach of the foregoing, Landlord may remove the applicable item, and Tenant agrees to pay the cost and expense of such removal and associated repairs.

2. ELECTRICAL LOAD: Tenant agrees that its electrical load shall never exceed the capacity of existing feeders, risers or wiring installation if a specific capacity is described in Section 4.10 of the Lease. Any wires and wiring installed by or on behalf of Tenant within any riser of the Building shall be bundled together within such riser and a tag shall be placed on such bundle at each floor of the Building identifying the floor(s) served by each bundle and the name and telephone number of a representative of Tenant to contact in the case of an emergency.

3. APPROPRIATE USES FOR INTERIOR AND EXTERIOR SPACE: The interior and exterior of the Premises shall not be used for storage of any types of materials other than business related items in designated areas to be determined by Landlord. Tenant shall not do or permit to be done in or about the Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a refrigerator, a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations, and provided that such use shall not result in the emission of odors from the Premises into the common area of the Building. No vending machines of any kind will be installed, permitted or used on any part of the Premises without the prior consent of Landlord. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Premises without prior written consent of the Landlord.

4. ANIMALS AND VEHICLES: No birds or animals of any kind shall be brought into the Building (other than trained assist dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. APPROPRIATE USE OF BUILDING. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant and no articles shall be placed on the windowsills of the Building. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting from the Tenant's or its employees' misuse of the building shall be borne by Tenant.

6. KEYS AND LOCKS: Only one key for each office in the Premises will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At

                                      E-B-1

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      the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. HEAVY ARTICLES AND FREIGHT: Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. Tenant shall not allow the building structure within the Premises, nor shall Tenant cause the elevators of the Building, to be loaded beyond rated capacities. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor except upon prior notice to Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building during Business Hours and otherwise as reasonably approved by Landlord. Landlord reserves the right to inspect and, where deemed appropriate by Landlord, to open all freight coming into the Building and to exclude from entering the Building all freight which is in violation of any of these Rules and Regulations and all freight as to which inspection is not permitted. No hand trucks, mail carts, floats or dollies shall be used in passenger elevators. All hand trucks, mail carts, floats or dollies used by Tenant or its service providers for the delivery or receipt of any freight shall be equipped with rubber tires.

8. BUILDING AIR QUALITY: Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building. Tenant shall prevent inadequate ventilation from and will assure proper operation of any HVAC systems and/or office equipment under Tenant's control, and Tenant will not allow any unsafe levels of chemical or biological contaminants in the Premises and will take all steps necessary to prevent the release of such contaminants from adhesives, machinery, and cleaning agents. Tenant shall cooperate in all respects with Landlord regarding the management of the indoor air quality in the Building and in connection with the development and implementation of an indoor air quality management plan for the Building. Smoking will not be permitted in any common areas of the Building or the Project or in any premises within the Building. If Tenant shall assert that the air quality in the Premises is unsatisfactory or if Tenant shall request any air quality testing within the Premises, Landlord may elect to cause its consultant to test the air quality within the Premises and to issue a report regarding same. If the report from such tests indicates that the air quality within the Premises is comparable to the air quality of other first-class office buildings in the market area of the Building, or if the report from such tests indicates that the air quality does not meet such standard as a result of the activities caused or permitted by Tenant in the Premises, Tenant shall reimburse Landlord for all costs of the applicable tests and report. Additionally, in the event Tenant shall cause or permit any activity that shall adversely affect the air quality in the Premises, in the common area of the Building or in any premises within the Building, Tenant shall be responsible for all costs of remedying same.

9. HOURS OF OPERATION AND ACCESS: The Building's normal hours of operation will be from 8:00 a.m. to 6:00 p.m. - Monday through Friday. All non-building personnel (i.e., visitors, guests, vendors, and/or contractors) will only be allowed access to the Building through its Southeast entrance and will be required to sign in at the Security Desk. A call will be placed to the appropriate party announcing their guest has arrived. On all weekends and national holidays, the Building will be closed. Notwithstanding the Building's normal hours of operation, Tenant and its employees shall have the right to enter the Building and Premises with card access twenty-four hours per day, seven days per week (including weekends and national holidays).

10. SERVICE CONTRACTS: Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Only persons authorized by the Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

11. MAINTENANCE: Connection shall not be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and

                                      E-B-2
      windows of the Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

12. ELECTRICAL WORK: If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by any of the electricians indicated on the list of contractors approved by Landlord attached hereto, and no other electrician shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives, such permission not to be unreasonably withheld, delayed or conditioned. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for space heaters unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

13. PARKING AND VEHICLES: Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated by Landlord.

14. SOLICITATION: Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. WASTE RECYLCLING PROGRAMS: Tenant agrees to participate in the waste recycling programs implemented by Landlord for the Building, including any programs and procedures for recycling writing paper, computer paper, shipping paper, boxes, newspapers and magazines and aluminum cans. If Landlord elects to provide collection receptacles for recyclable paper and/or recyclable aluminum cans in the Premises, Tenant shall designate an appropriate place within the Premises for placement thereof, and Tenant shall cause its employees to place their recyclable papers and/or cans into the applicable such receptacles on a daily basis.

16. SPECIAL WORK OR SERVICES: Any special work or services requested by Tenant to be provided by Landlord shall be provided by Landlord only upon request received at the Building Operations and Security Services office. Building personnel shall not perform any work or provide any services outside of their regular duties unless special instructions have been issued from Landlord or its managing agent.

17. CHANGING THE BUILDING'S NAME OR STREET ADDRESS: Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

18. SUPPLEMENTAL RULES AND REGULATIONS. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

19. ADDITIONAL RULES AND REGULATIONS: Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and/or the Building, and for the preservation of good order therein.

                                      E-B-3

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                          List of Permitted Contractors